Exhibit 99.1

Press Release
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
May 5, 2020

DIEBOLD NIXDORF REPORTS 2020 FIRST QUARTER FINANCIAL RESULTS
Company reports strong profitability and cash flow improvements while managing the early complexities of COVID-19

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its first quarter 2020 financial results.

Key highlights

•	Maintaining adequate liquidity and targeting break-even free cash flow for the full year

•
GAAP operating loss was $26.0 million, a 6.1% increase, while non-GAAP operating profit was $63.0 million, a 132.4% increase from the prior-year period attributable to effective execution of DN Now initiatives

•	Targeting incremental cost savings of $80 million - $100 million in addition to the company’s previously announced DN Now savings initiatives

•	Strong resiliency of operations during COVID-19 crisis and lockdowns

Gerrard Schmid, Diebold Nixdorf president and chief executive officer, said: "From the earliest stages of the COVID-19 crisis, our primary focus has been protecting the health and well-being of our employees while delivering value to our customers, a majority of whom are in essential industries. We have received strong validation from our clients as we keep their critical channels up and running. Our performance during the pandemic has fortified our status as a trusted technology partner with resilient operations."

Schmid continued, "For the quarter, we were pleased with our financial performance as we delivered stronger-than-expected orders, revenue in line with our expectations and continued year-over-year improvements in profitability and cash flow. Our DN Now initiatives -- centered on enhancing customer relationships, reducing costs and harvesting working capital -- are clearly yielding results and have made our business model much more resilient. We are leveraging the operational rigor developed over the past two years to implement incremental cost-savings actions that enable the company to target break-even free cash flow for the full year -- even under difficult scenarios. Additionally, we have taken steps to further strengthen our liquidity position to maintain financial flexibility during the crisis. I am confident that Diebold Nixdorf is well positioned to persevere in this environment and emerge as a stronger company."

Financial results compared with Q1 2019

•	Revenue of $910.7 million decreased 11.4%, in line with company expectations, reflecting headwinds of approximately $69 million from currency effects, divestitures and the COVID-19 impact

•	GAAP gross profit of $226.8 million decreased 7.8%; non-GAAP gross profit of $254.1 million improved 2.7%

•	GAAP gross margin improved 100 basis points to 24.9%; non-GAAP gross margin improved 380 basis points to 27.9%

•	Net loss of $93.4 million improved by 29.2%

•	Adjusted EBITDA of $89.5 million improved 37.5%; adjusted EBITDA margin improved 350 basis points to 9.8%

•	Net cash used by operating activities increased $22.8 million; free cash use improved 9.3% to $65 million

•	GAAP loss per share was $1.20 during the quarter, or a loss of $0.34 per share on a non-GAAP basis

Other business updates

•	Significant new wins include a number of new contracts with recurring revenue:

◦	Signed a six-year managed services contract valued at more than $20 million with Bank99, the new bank of the Austrian Post established to service 99% of all people living in Austria.

◦	Secured a new, five-year managed services contract with Delhaize, the second-largest food retailer in Belgium, for monitoring, help desk and incident follow-up.

◦	Won two cash recycler and ATM deals valued at more than $30 million with Tecnologia Bancaria in Brazil and a top bank in Ecuador.

◦	Signed a new contract encompassing technical safety equipment, software and maintenance services for approximately 1,500 quick-service restaurants in Germany.

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Financial Results of Operations and Segments
Revenue Summary by Reportable Segments - Unaudited

Three months ended March 31, 2020 compared to March 31, 2019

(Dollars in millions)	Three Months Ended
	March 31,
	2020	2019	% Change	% Change in CC(1)
Segments
Eurasia Banking
Services	$179.2	$212.3	(15.6)	(13.6)
Products	98.3	127.8	(23.1)	(20.9)
Software	33.0	42.5	(22.4)	(20.3)
Total Eurasia Banking	310.5	382.6	(18.8)	(16.8)

Americas Banking
Services	217.0	222.1	(2.3)	(0.9)
Products	93.2	108.5	(14.1)	(12.8)
Software	34.5	32.1	7.5	13.5
Total Americas Banking	344.7	362.7	(5.0)	(3.3)

Retail
Services	107.6	109.8	(2.0)	0.8
Products	109.0	139.4	(21.8)	(19.9)
Software	38.9	33.6	15.8	19.3
Total Retail	255.5	282.8	(9.7)	(7.2)

Total net sales	$910.7	$1,028.1	(11.4)	(9.3)
(1) - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.

GAAP and Non-GAAP Profit/Loss Summary

(Dollars in millions)	Three Months Ended
	March 31, 2020		March 31, 2019		Change
	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)	GAAP		Non-GAAP

Services	$117.9	$136.2	$133.4	$134.6	$(15.5)		$1.6
Products	66.8	73.8	83.7	81.9	(16.9)		(8.1)
Software	42.1	44.1	29.0	31.0	13.1		13.1
Total gross profit	$226.8	$254.1	$246.1	$247.5	$(19.3)		$6.6

Services	23.4%	27.0%	24.5%	24.7%	(110	) bps	230	bps
Products	22.2%	24.6%	22.3%	21.8%	(10	) bps	280	bps
Software	39.6%	41.4%	26.8%	28.7%	1,280	bps	1,270	bps
Total gross margin	24.9%	27.9%	23.9%	24.1%	100	bps	380	bps

Total operating expenses	$252.8	$191.1	$270.6	$220.4	$(17.8)		$(29.3)

Operating profit	$(26.0)	$63.0	$(24.5)	$27.1	$(1.5)		$35.9

Operating margin	(2.9)%	6.9%	(2.4)%	2.6%	(50	) bps	430	bps
(1) - See footnote 1 for adjustments to gross profit/gross margin; selling and administrative expense; research, development and engineering expense; and other operating income/expense.

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Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."

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Forward-Looking Statements
This press release contains statements that are not historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated revenue, future liquidity and financial position. Statements can generally be identified as forward looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the ongoing COVID-19 pandemic on the company’s business, results of operations, financial condition and liquidity; the ultimate impact of the appraisal proceedings initiated in connection with the implementation of the domination and profit and loss transfer agreement with Diebold Nixdorf AG and the merger squeeze-out; the company's ability to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now, including its planned restructuring actions, and its incremental cost savings actions, as well as its business process outsourcing initiative; the success of the company's new products, including its DN Series line; the company's ability to comply with the covenants contained in the agreements governing its debt;  the company's ability to successfully refinance its debt when necessary or desirable; the ultimate outcome of the company's pricing, operating and tax strategies applied to former Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies; changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations; the company's reliance on suppliers and any potential disruption to the company's global supply chain; the impact of market and economic conditions, including any additional deterioration and disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit; interest rate and foreign currency exchange rate fluctuations, including the impact of possible currency devaluations in countries experiencing high inflation rates; the acceptance of the company's product and technology introductions in the marketplace; competitive pressures, including pricing pressures and technological developments; changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures; the effect of legislative and regulatory actions in the United States and internationally and the company's ability to comply with government regulations;  the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate other acquisitions into its operations;  the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses; the company's ability to maintain effective internal controls; changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the investment performance of the company's pension plan assets, which could require the company to increase its pension contributions, and significant changes in healthcare costs, including those that may result from government action; the amount and timing of repurchases of the company's common shares, if any; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only to the date of this release.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	YTD 3/31/2020	YTD 3/31/2019
Net sales
Services	$587.8	$628.7
Products	322.9	399.4
Total	910.7	1,028.1
Cost of sales
Services	437.5	471.5
Products	246.4	310.5
Total	683.9	782.0
Gross profit	226.8	246.1
Gross margin	24.9%	23.9%
Operating expenses
Selling and administrative expense	222.1	230.3
Research, development and engineering expense	32.5	36.9
(Gain) loss on sale of assets, net	(1.8)	3.4
Total	252.8	270.6
Percent of net sales	27.8%	26.3%
Operating profit (loss)	(26.0)	(24.5)
Operating margin	(2.9)%	(2.4)%
Other income (expense)
Interest income	1.1	2.9
Interest expense	(48.0)	(50.9)
Foreign exchange gain, net	0.4	2.8
Miscellaneous, net	(0.9)	(1.4)
Total other income (expense)	(47.4)	(46.6)
Loss before taxes	(73.4)	(71.1)
Income tax expense	20.0	60.4
Equity in earnings of unconsolidated subsidiaries	—	(0.4)
Net loss	(93.4)	(131.9)
Net (loss) income attributable to noncontrolling interests	(0.6)	0.8
Net loss attributable to Diebold Nixdorf, Incorporated	$(92.8)	$(132.7)

Basic and diluted weighted-average shares outstanding	77.2	76.4

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(1.20)	$(1.74)

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	3/31/2020	12/31/2019

ASSETS
Current assets
Cash, cash equivalents and restricted cash	$512.1	$280.9
Short-term investments	13.5	10.0
Trade receivables, less allowances for doubtful accounts	594.5	619.3
Inventories	475.5	466.5
Other current assets	449.8	515.3
Total current assets	2,045.4	1,892.0
Securities and other investments	18.1	21.4
Property, plant and equipment, net	216.1	231.5
Goodwill	736.2	764.0
Customer relationships, net	418.5	447.7
Other assets	404.5	434.0
Total assets	$3,838.8	$3,790.6

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$103.4	$32.5
Accounts payable	499.2	471.5
Deferred revenue	371.4	320.5
Other current liabilities	671.7	775.1
Total current liabilities	1,645.7	1,599.6

Long-term debt	2,353.4	2,108.7
Long-term liabilities	529.7	567.7

Redeemable noncontrolling interests	20.6	20.9

Total Diebold Nixdorf, Incorporated shareholders' equity	(727.9)	(530.3)
Noncontrolling interests	17.3	24.0
Total equity	(710.6)	(506.3)
Total liabilities, redeemable noncontrolling interests and equity	$3,838.8	$3,790.6

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 3/31/2020	YTD 3/31/2019
Cash flow from operating activities
Net loss	$(93.4)	$(131.9)
Adjustments to reconcile net loss to cash flow used by operating activities:
Depreciation and amortization	53.5	58.4
Deferred income taxes	(14.1)	4.2
Other	2.2	13.1
Changes in certain assets and liabilities
Trade receivables	(8.0)	33.2
Inventories	(33.9)	(63.1)
Accounts payable	47.3	(12.4)
Income taxes	31.8	47.2
Deferred revenue	66.4	66.6
Warranty liability	(3.6)	(2.3)
Certain other assets and liabilities	(128.1)	(70.1)
Net cash used by operating activities	(79.9)	(57.1)
Cash flow from investing activities
Capital expenditures	(5.4)	(14.7)
Proceeds from divestitures, net of cash divested	(38.5)	4.2
Net short-term investment activity	(4.4)	4.4
Increase in certain other assets	(3.4)	(5.4)
Net cash used by investing activities	(51.7)	(11.5)
Cash flow from financing activities
Net debt borrowings	319.0	(1.8)
Distributions and payments to noncontrolling interest holders	—	(11.0)
Other	(5.0)	(1.1)
Net cash provided (used) by financing activities	314.0	(13.9)
Effect of exchange rate changes on cash and cash equivalents	(15.6)	(0.5)
Change in cash, cash equivalents and restricted cash	166.8	(83.0)
Add: Cash included in assets held for sale at beginning of period	97.2	7.3
Less: Cash included in assets held for sale at end of period	32.8	4.8
Cash, cash equivalents and restricted cash at the beginning of the period	280.9	458.4
Cash, cash equivalents and restricted cash at the end of the period	$512.1	$377.9

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow/(use) and net debt.

1.	Profit/loss summary (Dollars in millions):

	YTD 3/31/2020						YTD 3/31/2019
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$910.7	$226.8	24.9%	$252.8	$(26.0)	(2.9)%	$1,028.1	$246.1	23.9%	$270.6	$(24.5)	(2.4)%
Restructuring and DN Now transformation expenses	—	0.9		(40.7)	41.6		—	1.5		(13.7)	15.2
Non-routine income/expense:
Legal/deal expense	—	—		(2.4)	2.4		—	—		(9.4)	9.4
Wincor Nixdorf purchase accounting adjustments	—	3.2		(18.2)	21.4		—	3.4		(21.2)	24.6
Costs related to previously divested business in Germany	—	4.8		—	4.8		—	—		—	—
Divestitures and fixed asset sales	—	—		1.7	(1.7)		—	—		(3.4)	3.4
Loss making contract related to discontinued offering		12.0		—	12.0			—		—	—
Inventory charge/gain	—	3.7		—	3.7		—	(3.6)		—	(3.6)
Other	—	2.7		(2.1)	4.8		—	0.1		(2.5)	2.6
Non-routine expenses, net	—	26.4		(21.0)	47.4		—	(0.1)		(36.5)	36.4
Non-GAAP Results	$910.7	$254.1	27.9%	$191.1	$63.0	6.9%	$1,028.1	$247.5	24.1%	$220.4	$27.1	2.6%

	YTD 3/31/2020				YTD 3/31/2019
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Results	$117.9	$66.8	$42.1	$226.8	$133.4	$83.7	$29.0	$246.1
Restructuring and DN Now transformation expenses	0.6	—	0.3	0.9	1.2	0.1	0.2	1.5
Non-routine income/expense:								—
Wincor Nixdorf purchase accounting adjustments	—	1.5	1.7	3.2	—	1.6	1.8	3.4
Costs related to previously divested business in Germany	—	4.8	—	4.8	—	—	—	—
Loss making contract related to discontinued offering	12.0	—	—	12.0	—	—	—	—
Inventory charge/gain	3.8	(0.1)	—	3.7	(0.1)	(3.5)	—	(3.6)
Other	1.9	0.8	—	2.7	0.1	—	—	0.1
Non-routine expenses, net	17.7	7.0	1.7	26.4	—	(1.9)	1.8	(0.1)
Non-GAAP Results	$136.2	$73.8	$44.1	$254.1	$134.6	$81.9	$31.0	$247.5

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment as well as the third-party costs of the DN Now transformation program. Legal and deal expenses primarily related to third-party expenses and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses during the first quarter of 2019. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The Germany costs relate to a previously divested business. The divestitures and fixed asset sales relates to the divestitures and liquidation of Eurasia non-core businesses in both 2020 and 2019 as well as the Venezuela business in 2019. The loss making contract represents a charge incurred for expected losses through the contractual service period. The inventory charge/gain relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes incremental payments to essential service technicians for their contributions during the COVID-19 pandemic and certain IT projects, as well as executive severance, and certain non-cash balance sheet adjustments in Brazil, Hong Kong and Canada.

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2.	Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	YTD 3/31/2020	YTD 3/31/2019	TTM 3/31/2020
Net loss	$(93.4)	$(131.9)	$(306.1)
Income tax expense (benefit)	20.0	60.4	76.3
Interest income	(1.1)	(2.9)	(7.5)
Interest expense	48.0	50.9	200.0
Depreciation and amortization	49.3	53.3	200.2
EBITDA	22.8	29.8	162.9
Share-based compensation	4.0	9.3	18.7
Foreign exchange (gain) loss, net	(0.4)	(2.8)	7.5
Miscellaneous, net	0.9	1.4	3.1
Equity in earnings of unconsolidated subsidiaries	—	0.4	(1.4)
Restructuring and DN Now transformation expenses	36.2	15.2	133.9
Non-routine expenses, net	26.0	11.8	100.6
Adjusted EBITDA	$89.5	$65.1	$425.3
Adjusted EBITDA % revenue	9.8%	6.3%	9.9%
We define EBITDA as net loss excluding income tax benefit, net interest, and depreciation and amortization expense. As defined in the company's credit agreement, Adjusted EBITDA is EBITDA before the effect of the following items: share-based compensation, foreign exchange loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures, the Company excluded $21.4 and $24.6, respectively, from non-routine expenses, net in the Adjusted EBITDA reconciliation for the three months ended March 31, 2020 and 2019, respectively. Additionally, $5.4 of accelerated depreciation expense for the three months ended March 31, 2020 was excluded from Restructuring and DN Now transformation expenses. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; as a result, the Company excluded $4.2 and $5.1 for the three months ended March 31, 2020 and 2019, respectively, from the depreciation and amortization caption. Miscellaneous, net primarily consists of company owned life insurance contracts. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	YTD 3/31/2020	YTD 3/31/2019
Total diluted EPS attributable to Diebold Nixdorf, Incorporated (GAAP measure)	$(1.20)	$(1.74)
Restructuring and DN Now transformation expenses	0.54	0.20
Non-routine income/expense:
Legal/deal expense	0.03	0.12
Wincor Nixdorf purchase accounting adjustments	0.28	0.32
Costs related to previously divested business in Germany	0.06	—
Divestitures and fixed asset sales	(0.02)	0.04
Loss making contract related to discontinued offering	0.16	—
Inventory charge/gain	0.05	(0.05)
Other	0.05	0.05
Total non-routine (income)/expense	0.61	0.48
Tax impact (inclusive of allocation of discrete tax items)	0.29	(0.43)
Total adjusted EPS (non-GAAP measure)	$(0.34)	$(0.63)
Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment as well as the third-party costs of the DN Now transformation program. Legal and deal expenses primarily related to third-party expenses and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses during the first quarter of 2019. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The Germany costs relate to a previously divested business. The divestitures and fixed asset sales relates to the divestitures and liquidation of Eurasia non-core businesses in both 2020 and 2019 as well as the Venezuela business in 2019. The loss making contract represents a charge incurred for expected losses through the contractual service period. The inventory charge/gain relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes incremental payments to essential service technicians for their contributions

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during the COVID-19 pandemic and certain IT projects, as well as executive severance, and certain non-cash balance sheet adjustments in Brazil, Hong Kong and Canada.

4.	Free cash flow (use) is calculated as follows (Dollars in millions):

	YTD 3/31/2020	YTD 3/31/2019	TTM 3/31/2020
Net cash provided (used) by operating activities (GAAP measure)	$(79.9)	$(57.1)	$113.0
Excluding the impact of changes in cash of assets held for sale	20.2	—	20.2
Capital expenditures	(5.4)	(14.7)	(33.6)
Free cash flow/(use) (non-GAAP measure)	$(65.1)	$(71.8)	$99.6
We define free cash flow (use) as net cash provided (used) by operating activities from continuing operations (excluding assets held for sale) less capital expenditures. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	3/31/2020	12/31/2019	3/31/2019
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$525.6	$290.9	$409.4
Cash included in assets held for sale	23.3	97.2	4.8
Debt instruments	(2,456.8)	(2,141.2)	(2,238.4)
Net debt (non-GAAP measure)	$(1,907.9)	$(1,753.1)	$(1,824.2)

The company's management believes that given the significant cash, cash equivalents, restricted cash and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Cash included in assets held for sale excludes approximately $9.5 million of cash that is greater than expected net proceeds on the disposition of one of the assets. As of March 31, 2020, approximately 38% of the company's cash, cash equivalents, restricted cash and short-term investments reside in international tax jurisdictions. For all other periods presented, more than 90% of the company's cash, cash equivalents, restricted cash and short-term investments reside in international tax jurisdictions.
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PR_20-3979

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